Exhibit 99.1

Earnings Results & Supplemental Information
For the Three and Six Months Ended June 30, 2023

The Macerich Company
Earnings Results & Supplemental Information
For the Three and Six Months Ended June 30, 2023
Table of Contents

All information included in this supplemental financial package is unaudited, unless otherwise indicated.

The Macerich Company
Executive Summary
June 30, 2023

We own 47 million square feet of real estate consisting primarily of interests in 44 regional town centers that serve as community cornerstones. As a leading owner, operator and developer of high-quality retail real estate in densely populated and attractive U.S. markets, our portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the Metro New York to Washington, D.C. corridor. We are firmly dedicated to advancing environmental goals, social good and sound corporate governance. As a recognized leader in sustainability, The Macerich Company (the “Company”) has achieved a #1 Global Real Estate Sustainability Benchmark (“GRESB”) ranking for the North American retail sector for eight consecutive years (2015-2022).

General Updates:

The majority of our operating metrics showed continued improvement in the second quarter of 2023, as noted below in ‘Results for the Quarter.’ Occupancy as of June 30, 2023 showed healthy increases relative to both the first quarter of 2023 and the second quarter of 2022. Trailing twelve-month leasing spreads at June 30, 2023 improved over prior quarter levels, and now reflect double-digit increases over the trailing twelve-month period as of the end of the second quarter of 2023. While year-to-date tenant sales have declined modestly, retailer demand has remained extremely strong with square footage leasing volumes during the first six months of 2023 significantly outpacing the same timeframe in 2022. This demand is especially noteworthy given that 2022 was the strongest year of leasing volume for the Company since before the Global Financial Crisis, when measured on a comparable center basis. Strong leasing demand has enabled us to amass a very impactful pipeline of leases for future, exciting new uses.

Results for the Quarter:

•The net loss attributable to the Company was $15.0 million or $0.07 per share-diluted during the second quarter of 2023, compared to the net loss attributable to the Company of $15.4 million or $0.07 per share-diluted attributable to the Company for the quarter ended June 30, 2022.

•Funds from Operations (“FFO”), excluding financing expense in connection with Chandler Freehold was $88.7 million or $0.40 per share-diluted during the second quarter of 2023, compared to $102.9 million or $0.46 per share-diluted for FFO excluding financing expense in connection with Chandler Freehold for the quarter ended June 30, 2022.

•Same center net operating income (“NOI”), excluding lease termination income, increased 5.6% in the second quarter of 2023 compared to the second quarter of 2022. Year to date through June 30, 2023, same center NOI, excluding lease termination income, increased 5.2% compared to the same period in 2022.

•Portfolio tenant sales per square foot for space less than 10,000 square feet for the trailing twelve months ended June 30, 2023 were $853 compared to $860 for the trailing twelve months ended June 30, 2022. Portfolio tenant sales for the six months ended June 30, 2023 from comparable spaces less than 10,000 square feet decreased 1.8% compared to the same timeframe in 2022.

•Portfolio occupancy continues to improve and as of June 30, 2023 was 92.6%, a 0.8% increase compared to the 91.8% occupancy rate at June 30, 2022 and a sequential 0.4% improvement compared to the 92.2% occupancy rate at March 31, 2023.

•Re-leasing spreads were 11.3% greater than expiring base rent for the twelve months ended June 30, 2023. This spread is a strong improvement relative to the first quarter of 2023 when re-leasing spreads were 6.6% greater than expiring base rent for the twelve months ended March 31, 2023.

•During the second quarter of 2023, we signed 191 leases for 1.4 million square feet of space, representing a 21% increase in the amount of square footage signed compared to the second quarter of 2022, on a comparable center basis. Year-to-date through June 30, 2023, we have signed leases for 34% more square footage than during the same timeframe in 2022, on a comparable center basis.

The Macerich Company
Executive Summary
June 30, 2023

Balance Sheet:

During the second quarter of 2023, our loan activity included the following:

•On April 25, 2023, our joint venture closed a three-year extension on the existing $160 million loan on Deptford Mall, maintaining the existing, favorable fixed interest rate of 3.73% during the entire three-year extension term. The joint venture repaid $10 million of the loan at closing ($5 million at our share).

•On June 27, 2023, we closed a one-year extension on the $133.5 million loan on Danbury Fair. The amended interest rate as of July 1, 2023 was 7.5%, and we repaid $10 million of the loan at closing.

During the second quarter of 2023, we sold The Marketplace at Flagstaff, a 268,000 square foot power center in Flagstaff, Arizona, for $23.5 million on May 2, 2023. On May 18, 2023, we acquired our partner’s interest in the joint venture that owns five former Sears parcels for $46.7 million. These parcels are located at Chandler Fashion Center, Danbury Fair Mall, Freehold Raceway Mall, Los Cerritos Center and Washington Square. Subsequent to the end of the second quarter of 2023, we sold Superstition Springs Power Center, a 204,000 square foot power center in Mesa, Arizona, for $5.6 million on July 17, 2023.

As of the date of this filing, we had approximately $565 million of liquidity, including $405 million of available capacity on our $525 million revolving line of credit.

2023 Earnings Guidance:

At this time, we are narrowing the ranges of our 2023 guidance for both estimated EPS-diluted and FFO per share-diluted, excluding financing expense in connection with Chandler Freehold. This results in a decrease to the midpoint of our 2023 guidance for EPS-diluted, and no change to the midpoint of our 2023 guidance for FFO per share-diluted, excluding financing expense in connection with Chandler Freehold. The following is a reconciliation of estimated EPS-diluted to FFO per share-diluted, excluding financing expense in connection with Chandler Freehold:

	Fiscal Year 2023 Guidance
EPS-diluted	($0.32)	-	($0.26)
Plus: real estate depreciation and amortization	1.91	-	1.91
Plus: loss on sale or write-down of depreciable assets	0.19	-	0.19
FFO per share-diluted	1.78	-	1.84
Less: impact of financing expense in connection with Chandler Freehold	0.01	-	0.01
FFO per share – diluted, excluding financing expense in connection with Chandler Freehold	$1.77	-	$1.83
NOTE: changes to EPS-diluted reflect actual amounts recognized during the quarter ended June 30, 2023.

This guidance does not assume any sale of common equity during 2023. These estimates do not include potential future gains or losses or the impact on operating results from possible, future, material property acquisitions or dispositions, other than land sales. There can be no assurance that our actual results will not differ from the estimates set forth above.

More details of the guidance assumptions are included on page 15.

Dividend:

On August 4, 2023, we declared a quarterly cash dividend of $0.17 per share of common stock. The dividend is payable on September 8, 2023 to stockholders of record at the close of business on August 18, 2023.

Investor Conference Call:

We will provide an online Web simulcast and rebroadcast of our quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins on August 8, 2023 at 10:00 a.m. Pacific Time. To listen to the call, please visit the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Macerich Company
Executive Summary
June 30, 2023
About Macerich and this Document:

The Company is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional town centers throughout the United States. The Company is the sole general partner of, and owns a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and conducts all of its operations through the Operating Partnership and the Company’s management companies.

As of the date of this filing, the Operating Partnership owned or had an ownership interest in 47 million square feet of gross leasable area (“GLA”) consisting primarily of interests in 44 regional town centers, three community/power shopping centers, one office property and one redevelopment property. These 49 centers are referred to hereinafter as the “Centers” unless the context requires otherwise.

All references to the Company in this document include the Company, those entities owned or controlled by the Company and predecessors of the Company, unless the context indicates otherwise.

Macerich uses, and intends to continue to use, its Investor Relations website, which can be found at https://investing.macerich.com/,as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about Macerich can be found though social media platforms such as LinkedIn and Twitter.

The Company presents certain measures in this document on a pro rata basis which represents (i) the measure on a consolidated basis, minus the Company’s partners’ share of the measure from its consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of the measure from its unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest). Management believes that these measures provide useful information to investors regarding its financial condition and/or results of operations because they include the Company’s share of the applicable amount from unconsolidated joint ventures and exclude the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and the Company believes that presenting various measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its economic interest in these joint ventures. Management also uses these measures to evaluate regional property level performance and to make decisions about resource allocations. The Company’s economic interest (as distinct from its legal ownership interest) in certain of its joint ventures could fluctuate from time to time and may not wholly align with its legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, the Company does not control its unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent the Company’s legal claim to such items.

Note: This document contains statements that constitute forward-looking statements which can be identified by the use of words, such as “will,” “expects,” “anticipates,” “assumes,” “believes,” “estimated,” “guidance,” “projects,” “scheduled” and similar expressions that do not relate to historical matters, and includes expectations regarding the Company’s future operational results as well as development, redevelopment and expansion activities. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as global, national, regional and local economic and business conditions, including the impact of rising interest rates and inflation, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing, and cost of operating and capital expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment (including rising inflation, supply chain disruptions and construction delays), and acquisitions and dispositions; the adverse impacts from COVID-19 or any future pandemic, epidemic or outbreak of any other highly infectious disease on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events unless required by law to do so.
(See attached tables)

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2023	2022	2023	2022
Revenues:
Leasing revenue	$192,653	$188,590	$391,698	$392,002
Other income	11,686	8,081	20,740	14,408
Management Companies’ revenues	8,035	7,420	14,790	13,825
Total revenues	212,374	204,091	427,228	420,235
Expenses:
Shopping center and operating expenses	69,948	69,728	140,435	142,648
Management Companies' operating expenses	17,439	17,746	36,339	34,691
Leasing expenses	8,447	8,148	18,103	15,759
REIT general and administrative expenses	8,802	6,441	15,782	13,303
Depreciation and amortization	70,388	72,458	141,841	145,314
Interest expense (a)	54,704	53,189	94,127	105,050
Total expenses	229,728	227,710	446,627	456,765
Equity in (loss) income of unconsolidated joint ventures	(6,960)	6,353	(68,770)	(22,744)
Income tax (expense) benefit	(371)	670	1,511	(1,129)
Gain (loss) on sale or write down of assets, net	10,279	(1,091)	14,058	5,362
Net loss	(14,406)	(17,687)	(72,600)	(55,041)
Less net income (loss) attributable to noncontrolling interests	558	(2,303)	1,097	(2,475)
Net loss attributable to the Company	$(14,964)	$(15,384)	$(73,697)	$(52,566)
Weighted average number of shares outstanding - basic	215,457	214,990	215,375	214,905
Weighted average shares outstanding, assuming full conversion of OP Units (b)	224,442	223,649	224,358	223,576
Weighted average shares outstanding - Funds From Operations ("FFO") - diluted (b)	224,442	223,649	224,358	223,576
Earnings per share ("EPS") - basic	$(0.07)	$(0.07)	$(0.34)	$(0.25)
EPS - diluted	$(0.07)	$(0.07)	$(0.34)	$(0.25)
Dividend paid per share	$0.17	$0.15	$0.34	$0.30
FFO - basic and diluted (b) (c)	$82,988	$93,710	$180,763	$198,575
FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$88,708	$102,850	$177,415	$215,221
FFO per share—basic and diluted (b) (c)	$0.37	$0.42	$0.81	$0.89
FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$0.40	$0.46	$0.79	$0.96

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall ("Chandler Freehold") joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) an expense of $4,368 and a credit of $7,517 to adjust for the change in the fair value of the financing arrangement obligation during the three and six months ended June 30, 2023, respectively; and an expense of $7,241 and $9,785 to adjust for the change in the fair value of the financing arrangement obligation during the three and six months ended June 30, 2022, respectively; (ii) distributions of $260 and ($79) to its partner representing the partner's share of net income (loss) for the three and six months ended June 30, 2023, respectively; and ($248) and $249 to its partner representing the partner's share of net (loss) income for the three and six months ended June 30, 2022; respectively; and (iii) distributions of $1,352 and $4,169 to its partner in excess of the partner's share of net income for the three and six months ended June 30, 2023, respectively; and $1,899 and $6,861 to its partner in excess of the partner's share of net income for the three and six months ended June 30, 2022, respectively.

(b)The Operating Partnership has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

The Company accounts for its joint venture in Chandler Freehold as a financing arrangement. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Company also presents FFO excluding financing expense in connection with Chandler Freehold.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other REITs. In addition, the Company believes that FFO excluding financing expense in connection with Chandler Freehold provides useful supplemental information regarding the Company's performance as it shows a more meaningful and consistent comparison of the Company's operating performance and allows investors to more easily compare the Company's results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net loss attributable to the Company to FFO attributable to common stockholders and unit holders - basic and diluted, excluding financing expense in connection with Chandler Freehold (c):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2023	2022	2023	2022
Net loss attributable to the Company	$(14,964)	($15,384)	($73,697)	($52,566)
Adjustments to reconcile net loss attributable to the Company to FFO attributable to common stockholders and unit holders - basic and diluted:
Noncontrolling interests in the OP	(617)	(622)	(3,070)	(2,122)
(Gain) loss on sale or write down of consolidated assets, net	(10,279)	1,091	(14,058)	(5,362)
Add: gain on undepreciated asset sales from consolidated assets	—	66	2,488	10,725
Loss on write down of consolidated non-real estate assets	—	—	—	(2,000)
Noncontrolling interests share of gain on sale or write-down of consolidated joint ventures, net	—	22	1,886	4,443
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	1,221	(845)	51,348	28,982
Add: gain on undepreciated asset sales from unconsolidated joint ventures (pro rata)	—	956	104	1,555
Depreciation and amortization on consolidated assets	70,388	72,458	141,841	145,314
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,619)	(6,480)	(7,267)	(14,293)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	42,830	45,162	85,337	89,563
Less: depreciation on personal property	(1,972)	(2,714)	(4,149)	(5,664)
FFO attributable to common stockholders and unit holders - basic and diluted	82,988	93,710	180,763	198,575
Financing expense in connection with Chandler Freehold	5,720	9,140	(3,348)	16,646
FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold—basic and diluted	$88,708	$102,850	$177,415	$215,221

Reconciliation of EPS to FFO per share—diluted (c):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2023	2022	2023	2022
EPS - diluted	$(0.07)	$(0.07)	$(0.34)	$(0.25)
Per share impact of depreciation and amortization of real estate	0.48	0.49	0.96	0.97
Per share impact of (gain) loss on sale or write down of assets, net	(0.04)	—	0.19	0.17
FFO per share - basic and diluted	0.37	0.42	0.81	0.89
Per share impact of financing expense in connection with Chandler Freehold	0.03	0.04	(0.02)	0.07
FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold	$0.40	$0.46	$0.79	$0.96

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net loss attributable to the Company to Adjusted EBITDA, to Net Operating Income ("NOI") and to NOI - Same Centers:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2023	2022	2023	2022
Net loss attributable to the Company	$(14,964)	$(15,384)	($73,697)	($52,566)
Interest expense - consolidated assets	54,704	53,189	94,127	105,050
Interest expense - unconsolidated joint ventures (pro rata)	36,182	25,412	67,963	50,638
Depreciation and amortization - consolidated assets	70,388	72,458	141,841	145,314
Depreciation and amortization - unconsolidated joint ventures (pro rata)	42,830	45,162	85,337	89,563
Noncontrolling interests in the OP	(617)	(622)	(3,070)	(2,122)
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(7,504)	(9,884)	(14,434)	(22,141)
(Gain) loss on sale or write down of assets, net - consolidated assets	(10,279)	1,091	(14,058)	(5,362)
Loss (gain) on sale or write down of assets, net - unconsolidated joint ventures (pro rata)	1,221	(845)	51,348	28,982
Add: Noncontrolling interests share of gain on sale or write-down of consolidated joint ventures, net	—	22	1,886	4,443
Income tax expense (benefit)	371	(670)	(1,511)	1,129
Distributions on preferred units	87	87	174	174
Adjusted EBITDA (d)	172,419	170,016	335,906	343,102
REIT general and administrative expenses	8,802	6,441	15,782	13,303
Management Companies' revenues	(8,035)	(7,420)	(14,790)	(13,825)
Management Companies' operating expenses	17,439	17,746	36,339	34,691
Leasing expenses, including joint ventures at pro rata	9,249	8,781	19,627	17,105
Straight-line and above/below market adjustments	(1,214)	(3,228)	(3,502)	(3,325)
NOI - All Centers	198,660	192,336	389,362	391,051
NOI of non-Same Centers	(5,038)	536	(3,703)	(3,507)
NOI - Same Centers (e)	193,622	192,872	385,659	387,544
Lease termination income of Same Centers	(387)	(9,795)	(2,728)	(23,409)
NOI - Same Centers, excluding lease termination income (e)	$193,235	$183,077	$382,931	$364,135
NOI - Same Centers percentage change, including lease termination income (e)	0.39%		(0.49)%
NOI - Same Centers percentage change, excluding lease termination income (e)	5.55%		5.16%

(d)Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the Management Companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s REIT general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers. The Company also presents Same Center NOI, excluding lease termination income, as the Company believes that it is useful for investors to evaluate operating performance without the impact of lease termination income.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Capital Information and Market Capitalization

		Period Ended
	6/30/2023	12/31/2022	12/31/2021
	(dollars in thousands, except per share data)
Closing common stock price per share	$11.27	$11.26	$17.28
52 week high	$14.51	$19.18	$25.99
52 week low	$7.40	$7.40	$10.31
Shares outstanding at end of period
Class A non participating convertible preferred units	99,565	99,565	99,565
Common shares and partnership units	224,603,290	224,230,924	223,474,639
Total common and equivalent shares/units outstanding	224,702,855	224,330,489	223,574,204
Portfolio capitalization data
Total portfolio debt, including joint ventures at pro rata	$6,845,853	$6,812,823	$6,977,458
Equity market capitalization	2,532,401	2,525,961	3,863,362
Total market capitalization	$9,378,254	$9,338,784	$10,840,820
Debt as a percentage of total market capitalization	73.0%	73.0%	64.4%

Portfolio Capitalization at June 30, 2023

Floating Rate Debt 5.9%
Common Equity 27.0%
Fixed Rate Debt 67.1%

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Changes in Total Common and Equivalent Shares/Units

	Partnership Units	Company Common Shares	Class A Non-Participating Convertible Preferred Units	Total Common and Equivalent Shares/ Units
Balance as of December 31, 2022	8,989,795	215,241,129	99,565	224,330,489
Conversion of partnership units to common shares	(17,361)	17,361	—	—
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	13,059	103,430	—	116,489
Balance as of March 31, 2023	8,985,493	215,361,920	99,565	224,446,978
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	—	255,877	—	255,877
Balance as of June 30, 2023	8,985,493	215,617,797	99,565	224,702,855

THE MACERICH COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in thousands)

	For the Three Months Ended June 30,	For the Six Months Ended June 30,
	2023	2023
Revenues:
Leasing revenue	$192,653	$391,698
Other income	11,686	20,740
Management Companies' revenues	8,035	14,790
Total revenues	212,374	427,228
Expenses:
Shopping center and operating expenses	69,948	140,435
Management Companies' operating expenses	17,439	36,339
Leasing expenses	8,447	18,103
REIT general and administrative expenses	8,802	15,782
Depreciation and amortization	70,388	141,841
Interest expense	54,704	94,127
Total expenses	229,728	446,627
Equity in loss of unconsolidated joint ventures	(6,960)	(68,770)
Income tax (expense) benefit	(371)	1,511
Gain on sale or write down of assets, net	10,279	14,058
Net loss	(14,406)	(72,600)
Less net income attributable to noncontrolling interests	558	1,097
Net loss attributable to the Company	$(14,964)	$(73,697)

THE MACERICH COMPANY
CONSOLIDATED BALANCE SHEET (UNAUDITED)
As of June 30, 2023
(Dollars in thousands)

ASSETS:
Property, net (a)	$6,139,939
Cash and cash equivalents	92,465
Restricted cash	92,338
Tenant and other receivables, net	162,004
Right-of-use assets, net	122,443
Deferred charges and other assets, net	245,471
Due from affiliates	5,745
Investments in unconsolidated joint ventures	1,034,181
Total assets	$7,894,586

LIABILITIES AND EQUITY:
Mortgage notes payable	$4,174,344
Bank and other notes payable	124,286
Accounts payable and accrued expenses	57,001
Lease liabilities	88,173
Other accrued liabilities	310,943
Distributions in excess of investments in unconsolidated joint ventures	195,098
Financing arrangement obligation	135,704
Total liabilities	5,085,549
Commitments and contingencies
Equity:
Stockholders' equity:
Common stock	2,154
Additional paid-in capital	5,518,237
Accumulated deficit	(2,790,097)
Accumulated other comprehensive income	1,102
Total stockholders' equity	2,731,396
Noncontrolling interests	77,641
Total equity	2,809,037
Total liabilities and equity	$7,894,586

(a)Includes construction in progress of $392,365.

THE MACERICH COMPANY
NON-GAAP PRO RATA FINANCIAL INFORMATION (UNAUDITED)
(DOLLARS IN THOUSANDS)

	For the Three Months Ended June 30, 2023		For the Six Months Ended June 30, 2023
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company's Share of Unconsolidated Joint Ventures	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company's Share of Unconsolidated Joint Ventures
Revenues:
Leasing revenue	$(10,623)	$105,009	$(21,427)	$208,895
Other income	(1,376)	3,657	(2,505)	(893)
Total revenues	(11,999)	108,666	(23,932)	208,002
Expenses:
Shopping center and operating expenses	(3,200)	34,471	(6,729)	70,112
Leasing expense	(120)	922	(488)	2,012
Depreciation and amortization	(3,619)	42,830	(7,267)	85,337
Interest expense	(3,885)	36,182	(7,167)	67,963
Total expenses	(10,824)	114,405	(21,651)	225,424
Equity in loss of unconsolidated joint ventures	—	6,960	—	68,770
Loss/gain on sale or write down of assets, net	—	(1,221)	(1,886)	(51,348)
Net income	(1,175)	—	(4,167)	—
Less net income attributable to noncontrolling interests	(1,175)	—	(4,167)	—
Net income attributable to the Company	$—	$—	$—	$—

(a)Represents the Company’s partners’ share of consolidated joint ventures.

THE MACERICH COMPANY
NON-GAAP PRO RATA FINANCIAL INFORMATION (UNAUDITED)
(DOLLARS IN THOUSANDS)

	As of June 30, 2023
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company's Share of Unconsolidated Joint Ventures
ASSETS:
Property, net (b)	$(469,642)	$3,688,717
Cash and cash equivalents	(21,079)	90,411
Restricted cash	(1,540)	26,783
Tenant and other receivables, net	(12,943)	83,367
Right-of-use assets, net	(488)	68,610
Deferred charges and other assets, net	(24,297)	44,442
Due from affiliates	465	(2,962)
Investments in unconsolidated joint ventures, at equity	—	(1,034,181)
Total assets	$(529,524)	$2,965,187

LIABILITIES AND EQUITY:
Mortgage notes payable	$(397,586)	$2,944,809
Accounts payable and accrued expenses	(3,223)	47,765
Lease liabilities	(1,670)	69,188
Other accrued liabilities	(50,964)	98,523
Distributions in excess of investments in unconsolidated joint ventures	—	(195,098)
Financing arrangement obligation	(135,704)	—
Total liabilities	(589,147)	2,965,187
Equity:
Stockholders' equity	23,454	—
Noncontrolling interests	36,169	—
Total equity	59,623	—
Total liabilities and equity	$(529,524)	$2,965,187

(a)Represents the Company's partners' share of consolidated joint ventures.

(b)This includes $6,429 of construction in progress relating to the Company's partners' share from consolidated joint ventures and $203,288 of construction in progress relating to the Company's share from unconsolidated joint ventures.

THE MACERICH COMPANY
NON-GAAP PRO RATA SCHEDULE OF LEASING REVENUE (UNAUDITED)
(Dollars in thousands)

	For the Three Months Ended June 30, 2023
	Consolidated	Non- Controlling Interests (a)	Company's Consolidated Share	Company's Share of Unconsolidated Joint Ventures	Company's Total Share
Revenues:
Minimum rents (b)	$123,551	$(7,002)	$116,549	$72,499	$189,048
Percentage rents	4,513	(284)	4,229	3,223	7,452
Tenant recoveries	56,938	(3,024)	53,914	26,568	80,482
Other	7,027	(328)	6,699	2,405	9,104
Bad debt income	624	15	639	314	953
Total leasing revenue	$192,653	$(10,623)	$182,030	$105,009	$287,039

	For the Six Months Ended June 30, 2023
	Consolidated	Non- Controlling Interests (a)	Company's Consolidated Share	Company's Share of Unconsolidated Joint Ventures	Company's Total Share
Revenues:
Minimum rents (b)	$247,431	$(13,864)	$233,567	$143,610	$377,177
Percentage rents	10,007	(828)	9,179	6,962	16,141
Tenant recoveries	116,559	(6,085)	110,474	53,140	163,614
Other	16,054	(705)	15,349	5,088	20,437
Bad debt income	1,647	55	1,702	95	1,797
Total leasing revenue	$391,698	$(21,427)	$370,271	$208,895	$579,166

(a)Represents the Company’s partners’ share of consolidated joint ventures.
(b)Includes lease termination income, straight-line rental income and above/below market adjustments to minimum rents.

The Macerich Company
2023 Earnings Guidance (unaudited)
At this time, we are narrowing the ranges of our 2023 guidance for both estimated EPS-diluted and FFO per share-diluted, excluding financing expense in connection with Chandler Freehold. This results in a decrease to the midpoint of our 2023 guidance for EPS-diluted, and no change to the midpoint of our 2023 guidance for FFO per share-diluted, excluding financing expense in connection with Chandler Freehold. The following is a reconciliation of estimated EPS-diluted to FFO per share-diluted, excluding financing expense in connection with Chandler Freehold:

	Fiscal Year 2023 Guidance
EPS-diluted	($0.32)	-	($0.26)
Plus: real estate depreciation and amortization	1.91	-	1.91
Plus: loss on sale or write-down of depreciable assets	0.19	-	0.19
FFO per share-diluted	1.78	-	1.84
Less: impact of financing expense in connection with Chandler Freehold	0.01	-	0.01
FFO per share – diluted, excluding financing expense in connection with Chandler Freehold	$1.77	-	$1.83

This guidance does not assume any sale of common equity during 2023. These estimates do not include potential future gains or losses or the impact on operating results from possible, future, material property acquisitions or dispositions, other than land sales. There can be no assurance that our actual results will not differ from the estimates set forth above.

NOTE: changes to EPS-diluted reflect actual amounts recognized during the quarter ended June 30, 2023.

Underlying Assumptions to 2023 Guidance:

Cash Same Center Net Operating Income (“NOI”) Growth, excluding Lease Termination Income (a)	3.75%	-	4.50%

	Year 2023 ($ millions)(b)	Year 2023 FFO / Share Impact
Lease termination income	$7	$0.03
Straight-line rental income	$2	$0.01
Amortization of acquired above and below-market leases (net-revenue)	$7	$0.03
Interest expense (c)	$323	$1.44
Capitalized interest	$30	$0.13

(a)Excludes non-cash items of straight-line rental income and above/below market adjustments to minimum rent.

(b)All joint venture amounts included at pro rata.

(c)This amount represents the Company’s pro rata share of interest expense, excluding any financing expense in connection with Chandler Freehold, and is reduced by capitalized interest.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Supplemental FFO Information(a)

	As of June 30,
	2023	2022

	dollars in millions
Straight-line rent receivable	$172.1	$167.7

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

	dollars in millions
Lease termination income (b)	$0.4	$9.8	$2.7	$23.4
Straight-line rental income (b)	$0.1	$2.0	$0.5	$0.9
Business development and parking income (c)	$17.1	$14.1	$33.3	$29.3
Gain on sales or write down of undepreciated assets	$—	$1.0	$2.6	$12.3
Amortization of acquired above and below-market leases, net revenue (b)	$1.1	$1.2	$3.0	$2.4
Amortization of debt discounts, net	$(0.4)	$(0.3)	$(0.7)	$(0.6)
Bad debt (income) expense (b)	$(0.9)	$(1.3)	$(1.8)	$(0.9)
Leasing expense	$9.2	$8.8	$19.6	$17.1
Interest capitalized	$7.9	$5.3	$15.9	$9.8

Chandler Freehold financing arrangement (d):
Distributions equal to partners' share of net income (loss)	$0.3	$(0.2)	$(0.1)	$0.2
Distributions in excess of partners' share of net income (e)	1.3	1.9	4.2	6.9
Fair value adjustment (e)	4.4	7.2	(7.5)	9.8
Total Chandler Freehold financing arrangement expense (d)	$6.0	$8.9	$(3.4)	$16.9

(a)All joint venture amounts included at pro rata.

(b)Included in leasing revenue.

(c)Included in leasing revenue and other income.

(d)Included in interest expense.

(e)The Company presents FFO excluding the expenses related to changes in fair value of the financing arrangement and the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Capital Expenditures(a)

	For the Six Months Ended June 30,		For the Twelve Months Ended December 31,
	2023	2022	2022	2021
	dollars in millions
Consolidated Centers
Acquisitions of property, building improvement and equipment (b)	$58.7	$6.0	$49.5	$18.7
Development, redevelopment, expansions and renovations of Centers	35.2	23.5	55.5	46.3
Tenant allowances	20.2	10.6	25.0	22.1
Deferred leasing charges	2.8	0.8	2.4	2.6
Total	$116.9	$40.9	$132.4	$89.7
Unconsolidated Joint Venture Centers
Acquisitions of property, building improvement and equipment	$4.5	$4.1	$13.2	$18.8
Development, redevelopment, expansions and renovations of Centers	36.0	27.8	74.6	48.5
Tenant allowances	6.1	9.0	16.8	11.6
Deferred leasing charges	1.8	1.7	4.1	2.9
Total	$48.4	$42.6	$108.7	$81.8

(a)All joint venture amounts at pro rata.

(b)This includes the Company's acquisition of its joint venture partners' (Seritage Growth Partners) 50% share in five former Sears parcels on May 18, 2023 for $46.7 million. The Company now owns 100% of these five parcels located at Chandler Fashion Center, Danbury Fair Mall, Freehold Raceway Mall, Los Cerritos Center and Washington Square.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Trailing Twelve Month Sales Per Square Foot (a)

	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
6/30/2023	$724	$1,017	$853
6/30/2022	$737	$1,020	$860
12/31/2022	$738	$1,034	$869

(a)Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants that have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under for regional town Centers. Sales per square foot exclude Centers under development and redevelopment.

Trailing Twelve Month Sales Per Square Foot
$869
$853
December 2022
June 2023

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Portfolio Occupancy(a)

Period Ended	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
6/30/2023	92.6%	92.6%	92.6%
6/30/2022	90.9%	92.7%	91.8%
12/31/2022	92.7%	92.5%	92.6%
12/31/2021	90.7%	92.4%	91.5%

(a)Portfolio Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Portfolio Occupancy excludes all Centers under development and redevelopment.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Average Base Rent Per Square Foot(a)

	Average Base Rent PSF(b)	Average Base Rent PSF on Leases Executed During the Twelve Months Ended(c)	Average Base Rent PSF on Leases Expiring During the Twelve Months Ended(d)
Consolidated Centers
6/30/2023	$61.04	$56.69	$53.42
6/30/2022	$60.35	$52.14	$55.84
12/31/2022	$60.72	$56.63	$56.44
12/31/2021	$59.86	$56.39	$55.91
Unconsolidated Joint Venture Centers
6/30/2023	$69.87	$70.25	$58.92
6/30/2022	$67.21	$68.99	$60.73
12/31/2022	$67.37	$69.88	$62.72
12/31/2021	$66.12	$66.98	$60.48
All Regional Town Centers
6/30/2023	$64.10	$61.34	$55.12
6/30/2022	$62.67	$57.58	$57.23
12/31/2022	$63.06	$60.48	$58.16
12/31/2021	$61.98	$60.02	$57.23

(a)Average base rent per square foot is based on spaces 10,000 square feet and under. All joint venture amounts are included at pro rata. Centers under development and redevelopment are excluded.

(b)Average base rent per square foot gives effect to the terms of each lease in effect, as of the applicable date, including any concessions, abatements and other adjustments or allowances that have been granted to the tenants.

(c)The average base rent per square foot on leases executed during the period represents the actual rent to be paid during the first twelve months.

(d)The average base rent per square foot on leases expiring during the period represents the final year minimum rent on a cash basis.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Cost of Occupancy

	For the Twelve Months Ended
	June 30, 2023	December 31, 2022
Consolidated Centers
Minimum rents	7.6%	7.4%
Percentage rents	1.0%	1.1%
Expense recoveries (a)	3.2%	3.1%
Total	11.8%	11.6%

Unconsolidated Joint Venture Centers
Minimum rents	6.7%	6.5%
Percentage rents	1.0%	1.0%
Expense recoveries (a)	2.9%	2.8%
Total	10.6%	10.3%

All Centers
Minimum rents	7.1%	6.9%
Percentage rents	1.0%	1.1%
Expense recoveries (a)	3.1%	2.9%
Total	11.2%	10.9%

(a)Represents real estate tax and common area maintenance charges.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Percentage of Net Operating Income by State

State	% of Portfolio 2023 Estimated Pro Rata Real Estate NOI(a)
California	28.2%
New York	20.6%
Arizona	17.8%
Pennsylvania & Virginia	9.7%
New Jersey & Connecticut	8.3%
Colorado, Illinois & Missouri	7.4%
Oregon	4.4%
Other(b)	3.6%
Total	100.0%

(a)The percentage of Portfolio 2023 Estimated Pro Rata Real Estate NOI excludes straight-line and above/below market adjustments to minimum rents. Portfolio 2023 Estimated Pro Rata Real Estate NOI excludes REIT general and administrative expenses, management company revenues, management company expenses and leasing expenses (including joint ventures at pro rata).

(b)“Other” includes Indiana, Iowa, Kentucky, North Dakota and Texas.

The Macerich Company
Property Listing
June 30, 2023
The following table sets forth certain information regarding the Centers and other locations that are wholly owned or partly owned by the Company.

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/Renovation	Total GLA(b)
	CONSOLIDATED CENTERS:
1	50.1%	Chandler Fashion Center Chandler, Arizona	2001/2002	ongoing	1,319,000
2	100%	Danbury Fair Mall Danbury, Connecticut	1986/2005	2016	1,275,000
3	100%	Desert Sky Mall Phoenix, Arizona	1981/2002	2007	737,000
4	100%	Eastland Mall(c) Evansville, Indiana	1978/1998	1996	1,017,000
5	50%	Fashion District Philadelphia Philadelphia, Pennsylvania	1977/2014	2019	802,000
6	100%	Fashion Outlets of Chicago Rosemont, Illinois	2013/—	—	528,000
7	100%	Fashion Outlets of Niagara Falls USA Niagara Falls, New York	1982/2011	2014	689,000
8	50.1%	Freehold Raceway Mall Freehold, New Jersey	1990/2005	2007	1,552,000
9	100%	Fresno Fashion Fair Fresno, California	1970/1996	2006	974,000
10	100%	Green Acres Mall(c) Valley Stream, New York	1956/2013	2016	2,058,000
11	100%	Inland Center San Bernardino, California	1966/2004	2016	632,000
12	100%	Kings Plaza Shopping Center(c) Brooklyn, New York	1971/2012	2018	1,146,000
13	100%	La Cumbre Plaza(c) Santa Barbara, California	1967/2004	1989	323,000
14	100%	NorthPark Mall Davenport, Iowa	1973/1998	2001	933,000
15	100%	Oaks, The Thousand Oaks, California	1978/2002	2017	1,213,000
16	100%	Pacific View Ventura, California	1965/1996	2001	886,000
17	100%	Queens Center(c) Queens, New York	1973/1995	2004	967,000
18	100%	Santa Monica Place Santa Monica, California	1980/1999	ongoing	534,000
19	84.9%	SanTan Village Regional Center Gilbert, Arizona	2007/—	2018	1,202,000
20	100%	SouthPark Mall Moline, Illinois	1974/1998	2015	855,000
21	100%	Stonewood Center(c) Downey, California	1953/1997	1991	926,000
22	100%	Superstition Springs Center Mesa, Arizona	1990/2002	2002	956,000
23	100%	Towne Mall Elizabethtown, Kentucky	1985/2005	1989	350,000

The Macerich Company
Property Listing
June 30, 2023

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/Renovation	Total GLA(b)
24	100%	Valley Mall Harrisonburg, Virginia	1978/1998	1992	506,000
25	100%	Valley River Center Eugene, Oregon	1969/2006	2007	815,000
26	100%	Victor Valley, Mall of Victorville, California	1986/2004	2012	578,000
27	100%	Vintage Faire Mall Modesto, California	1977/1996	ongoing	916,000
28	100%	Wilton Mall Saratoga Springs, New York	1990/2005	2020	713,000
		Total Consolidated Centers			25,402,000
UNCONSOLIDATED JOINT VENTURE CENTERS:
29	60%	Arrowhead Towne Center Glendale, Arizona	1993/2002	2015	1,078,000
30	50%	Biltmore Fashion Park Phoenix, Arizona	1963/2003	2020	597,000
31	50%	Broadway Plaza Walnut Creek, California	1951/1985	2016	1,006,000
32	50.1%	Corte Madera, The Village at Corte Madera, California	1985/1998	2020	501,000
33	50%	Country Club Plaza Kansas City, Missouri	1922/2016	2015	971,000
34	51%	Deptford Mall Deptford, New Jersey	1975/2006	2020	1,009,000
35	51%	Flatiron Crossing Broomfield, Colorado	2000/2002	2009	1,400,000
36	50%	Kierland Commons Phoenix, Arizona	1999/2005	2003	437,000
37	60%	Lakewood Center Lakewood, California	1953/1975	2008	2,070,000
38	60%	Los Cerritos Center Cerritos, California	1971/1999	2016	1,007,000
39	50%	Scottsdale Fashion Square Scottsdale, Arizona	1961/2002	ongoing	1,866,000
40	60%	South Plains Mall Lubbock, Texas	1972/1998	2017	1,136,000
41	51%	Twenty Ninth Street(c) Boulder, Colorado	1963/1979	2007	692,000
42	50%	Tysons Corner Center Tysons Corner, Virginia	1968/2005	2014	1,859,000
43	60%	Washington Square Portland, Oregon	1974/1999	2005	1,300,000
44	19%	West Acres Fargo, North Dakota	1972/1986	2001	691,000
		Total Unconsolidated Joint Venture Centers			17,620,000
		Total Regional Town Centers			43,022,000

The Macerich Company
Property Listing
June 30, 2023

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/Renovation	Total GLA(b)
COMMUNITY / POWER CENTERS:
1	50%	Atlas Park, The Shops at(d) Queens, New York	2006/2011	2013	372,000
2	50%	Boulevard Shops(d) Chandler, Arizona	2001/2002	2004	185,000
3	100%	Southridge Center(e) Des Moines, Iowa	1975/1998	2013	800,000
4	100%	Superstition Springs Power Center(e)(g) Mesa, Arizona	1990/2002	—	204,000
		Total Community / Power Centers			1,561,000
OTHER ASSETS:
	100%	Various(e)	—	—	267,000
	25%	One Westside(d) Los Angeles, California	1985/1998	2022	680,000
	50%	Scottsdale Fashion Square-Office(d) Scottsdale, Arizona	1984/2002	2016	124,000
	50%	Tysons Corner Center-Office(d) Tysons Corner, Virginia	1999/2005	2012	172,000
	50%	Hyatt Regency Tysons Corner Center(d) Tysons Corner, Virginia	2015	2015	290,000
	50%	VITA Tysons Corner Center(d) Tysons Corner, Virginia	2015	2015	399,000
	50%	Tysons Tower(d) Tysons Corner, Virginia	2014	2014	530,000
OTHER ASSETS UNDER REDEVELOPMENT:
	5%	Paradise Valley Mall (d)(f) Phoenix, Arizona	1979/2002	ongoing	303,000
		Total Other Assets			2,765,000
		Grand Total			47,348,000

The Company owned or had an ownership interest in 44 regional town centers (including office, hotel and residential space adjacent to these shopping centers), four community/power shopping centers, one office and one redevelopment property. With the exception of the Centers indicated with footnote (c) in the table above, the underlying land controlled by the Company is owned in fee entirely by the Company, or, in the case of jointly-owned Centers, by the joint venture property partnership or limited liability company.

(a)The Company’s ownership interest in this table reflects its legal ownership interest. See footnotes (a) and (b) in the Joint Venture List regarding the legal versus economic ownership of joint venture entities.

(b)Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores.

(c)Portions of the land on which the Center is situated are subject to one or more long-term ground leases.

(d)Included in Unconsolidated Joint Venture Centers.

(e)Included in Consolidated Centers.

(f)On March 29, 2021, the Company sold the former Paradise Valley Mall for $100 million to a newly formed joint venture and retained a 5% joint venture interest. Construction started in Summer 2021 on the first phase of a multi-phase, multi-year project to convert this former regional town center into a mixed-use development with high-end grocery, restaurants, multi-family residences, offices, retail shops and other elements on the 92-acre site. The existing Costco and JC Penney stores currently remain open, while all of the other stores at the property have closed.

(g)Asset was sold for $5.6 million on July 17, 2023.

The Macerich Company
Joint Venture List
As of June 30, 2023
The following table sets forth certain information regarding the Centers and other operating properties that are not wholly owned by the Company. This list of properties includes unconsolidated joint ventures, consolidated joint ventures, and financing arrangements. The percentages shown are the effective legal ownership and economic ownership interests of the Company.

Properties	Legal Ownership(a)	Economic Ownership(b)	Joint Venture	Total GLA(c)
Arrowhead Towne Center	60%	60%	New River Associates LLC	1,078,000
Atlas Park, The Shops at	50%	50%	WMAP, L.L.C.	372,000
Biltmore Fashion Park	50%	50%	Biltmore Shopping Center Partners LLC	597,000
Boulevard Shops	50%	50%	Propcor II Associates, LLC	185,000
Broadway Plaza	50%	50%	Macerich HHF Broadway Plaza LLC	1,006,000
Chandler Fashion Center(d)(e)	50.1%	50.1%	Freehold Chandler Holdings LP	1,319,000
Corte Madera, The Village at	50.1%	50.1%	Corte Madera Village, LLC	501,000
Country Club Plaza	50%	50%	Country Club Plaza KC Partners LLC	971,000
Deptford Mall	51%	51%	Macerich HHF Centers LLC	1,009,000
Fashion District Philadelphia	50%	(f)	Various Entities	802,000
FlatIron Crossing	51%	51%	Macerich HHF Centers LLC	1,400,000
Freehold Raceway Mall(d)(e)	50.1%	50.1%	Freehold Chandler Holdings LP	1,552,000
Hyatt Regency Tysons Corner Center	50%	50%	Tysons Corner Hotel I LLC	290,000
Kierland Commons	50%	50%	Kierland Commons Investment LLC	437,000
Lakewood Center	60%	60%	Pacific Premier Retail LLC	2,070,000
Los Angeles Premium Outlets	50%	50%	CAM-CARSON LLC	—
Los Cerritos Center(d)	60%	60%	Pacific Premier Retail LLC	1,007,000
One Westside	25%	25%	HPP-MAC WSP, LLC	680,000
Paradise Valley Mall(g)	5%	5%	PV Land SPE, LLC	303,000
SanTan Village Regional Center	84.9%	84.9%	Westcor SanTan Village LLC	1,202,000
Scottsdale Fashion Square	50%	50%	Scottsdale Fashion Square Partnership	1,866,000
Scottsdale Fashion Square-Office	50%	50%	Scottsdale Fashion Square Partnership	124,000
South Plains Mall	60%	60%	Pacific Premier Retail LLC	1,136,000
Twenty Ninth Street	51%	51%	Macerich HHF Centers LLC	692,000
Tysons Corner Center	50%	50%	Tysons Corner LLC	1,859,000
Tysons Corner Center-Office	50%	50%	Tysons Corner Property LLC	172,000
Tysons Tower	50%	50%	Tysons Corner Property LLC	530,000
VITA Tysons Corner Center	50%	50%	Tysons Corner Property LLC	399,000
Washington Square(d)	60%	60%	Pacific Premier Retail LLC	1,300,000
West Acres	19%	19%	West Acres Development, LLP	691,000

(a)This column reflects the Company’s legal ownership in the listed properties. Legal ownership may, at times, not equal the Company’s economic interest in the listed properties because of various provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns. As a result, the Company’s actual economic interest (as distinct from its legal ownership interest) in certain of the properties could fluctuate from time to time and may not wholly align with its legal ownership interests. Substantially all of the Company’s joint venture agreements contain rights of first refusal, buy-sell provisions, exit rights, default dilution remedies and/or other break up provisions or remedies which are customary in real estate joint venture agreements and which may, positively or negatively, affect the ultimate realization of cash flow and/or capital or liquidation proceeds.

(b)Economic ownership represents the allocation of cash flow to the Company, except as noted below. In cases where the Company receives a current cash distribution greater than its legal ownership percentage due to a capital account greater than its legal ownership percentage, only the legal ownership percentage is shown in this column. The Company’s economic ownership of these properties may fluctuate based on a number of factors, including mortgage refinancings, partnership capital contributions and distributions, and proceeds and gains or losses from asset sales, and the matters set forth in the preceding paragraph.

(c)Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores.

(d)These Centers have a former Sears store, each of which were acquired from joint venture partner Sertiage Growth Partners and are now wholly owned and controlled by Macerich. The GLA of the former Sears store, or tenant replacing the former Sears store, at these four Centers is included in Total GLA at the center level.

The Macerich Company
Joint Venture List
As of June 30, 2023
(e)The joint venture entity was formed in September 2009. Upon liquidation of the partnership, distributions are made in the following order: to the third-party partner until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; to the Company until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; and, thereafter, pro rata 35% to the third-party partner and 65% to the Company.

(f)On December 10, 2020, the Company made a loan (the "Partnership Loan") to the 50/50 joint venture that owns Fashion District Philadelphia to fund the entirety of a $100 million repayment to reduce the mortgage loan on Fashion District Philadelphia from $301 million to $201 million. During 2022 and the three and six months ended June 30, 2023, the Company further increased the Partnership Loan to fund the entirety of $90.2 million and $26.5 million, respectively, repayments to further reduce the mortgage loan at Fashion District Philadelphia to $78.0 million. Pursuant to the joint venture partnership agreement, the Partnership Loan plus 15% accrued interest must first be repaid prior to the resumption of 50/50 cash distributions to the Company and its joint venture partner. The principal balance of the Partnership Loan at June 30, 2023 was $250.5 million.

(g)On March 29, 2021, the Company sold the former Paradise Valley Mall for $100 million to a newly formed joint venture and retained a 5% joint venture interest. Construction started in Summer 2021 on the first phase of a multi-phase, multi-year project to convert this former regional town center Paradise Valley Mall into a mixed-use development with high-end grocery, restaurants, multi-family residences, offices, retail shops and other elements on the 92-acre site. The existing Costco and JC Penney stores currently remain open, while all of the other stores at the property have closed.

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Debt Summary (at Company's pro rata share) (a)

	As of June 30, 2023
	Fixed Rate	Floating Rate	Total

	Dollars in thousands
Mortgage notes payable	$3,801,904	$372,440	$4,174,344
Bank and other notes payable	—	124,286	124,286
Total debt per Consolidated Balance Sheet	3,801,904	496,726	4,298,630
Adjustments:
Less: Noncontrolling interests or financing arrangement share of debt from consolidated joint ventures	(359,790)	(37,796)	(397,586)
Adjusted Consolidated Debt	3,442,114	458,930	3,901,044
Add: Company’s share of debt from unconsolidated joint ventures	2,851,958	92,851	2,944,809
Total Company’s Pro Rata Share of Debt	$6,294,072	$551,781	$6,845,853
Weighted average interest rate			4.88%
Weighted average maturity (years)			3.73

(a)The Company’s pro rata share of debt represents (i) consolidated debt, minus the Company’s partners’ share of the amount from consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of debt from unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest). Management believes that this measure provides useful information to investors regarding the Company’s financial condition because it includes the Company’s share of debt from unconsolidated joint ventures and, for consolidated debt, excludes the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and presenting its pro rata share of debt in this manner can help investors better understand the Company’s financial condition after taking into account the Company’s economic interest in these joint ventures. The Company’s pro rata share of debt should not be considered as a substitute to the Company’s total debt determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Outstanding Debt by Maturity Date

	As of June 30, 2023
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate (a)	Fixed	Floating	Total Debt Balance (a)
I. Consolidated Assets:
Towne Mall (b)	11/01/22	4.48%	$18,886	$—	$18,886
Fashion Outlets of Niagara Falls USA	10/06/23	6.45%	88,173	—	88,173
Oaks, The	06/05/24	5.74%	153,303	—	153,303
Danbury Fair Mall	07/01/24	5.98%	132,738	—	132,738
Chandler Fashion Center (c)	07/05/24	4.18%	128,170	—	128,170
Victor Valley, Mall of	09/01/24	4.00%	114,937	—	114,937
Queens Center	01/01/25	3.49%	600,000	—	600,000
Vintage Faire Mall	03/06/26	3.55%	230,293	—	230,293
Fresno Fashion Fair	11/01/26	3.67%	324,354	—	324,354
Green Acres Mall	01/06/28	6.62%	357,963	—	357,963
SanTan Village Regional Center (d)	07/01/29	4.34%	186,409	—	186,409
Freehold Raceway Mall (c)	11/01/29	3.94%	199,879	—	199,879
Kings Plaza Shopping Center	01/01/30	3.71%	536,699	—	536,699
Fashion Outlets of Chicago	02/01/31	4.61%	299,395	—	299,395
Pacific View	05/06/32	5.45%	70,915	—	70,915
Total Fixed Rate Debt for Consolidated Assets		4.40%	$3,442,114	$—	$3,442,114
Fashion District Philadelphia (e)	01/22/24	9.32%	$—	$37,796	$37,796
The Macerich Partnership, L.P. - Line of Credit	04/14/24	9.07%	—	124,286	124,286
Santa Monica Place (f)	12/09/25	7.10%	—	296,848	296,848
Total Floating Rate Debt for Consolidated Assets		7.81%	$—	$458,930	$458,930
Total Debt for Consolidated Assets		4.80%	$3,442,114	$458,930	$3,901,044
II. Unconsolidated Assets (At Company’s pro rata share):
Tysons Corner Center (50%)	01/01/24	4.13%	$338,589	$—	$338,589
Paradise Valley (5%) (f)	09/29/24	5.00%	2,318	—	2,318
FlatIron Crossing (51%) (f),(g)	02/09/25	8.55%	88,061	—	88,061
South Plains Mall (60%)	11/06/25	4.22%	120,000	—	120,000
Twenty Ninth Street (51%)	02/06/26	4.10%	76,500	—	76,500
Country Club Plaza (50%) (h)	04/01/26	3.88%	147,605	—	147,605
Deptford Mall (51%) (f)	04/03/26	3.95%	75,476	—	75,476
Lakewood Center (60%)	06/01/26	4.15%	199,718	—	199,718
Washington Square (60%) (f),(g)	11/01/26	8.18%	299,941	—	299,941
Atlas Park (50%) (f),(g)	11/09/26	7.88%	32,037	—	32,037
Kierland Commons (50%)	04/01/27	3.98%	98,743	—	98,743
Los Cerritos Center (60%)	11/01/27	4.00%	306,113	—	306,113
Arrowhead Towne Center (60%)	02/01/28	4.05%	234,376	—	234,376
Scottsdale Fashion Square (50%)	03/06/28	6.28%	348,943	—	348,943
Corte Madera, The Village at (50.1%)	09/01/28	3.53%	110,727	—	110,727
West Acres - Development (19%)	10/10/29	3.72%	669	—	669
Tysons Tower (50%)	10/11/29	3.38%	94,603	—	94,603
Broadway Plaza (50%)	04/01/30	4.19%	220,152	—	220,152
Tysons VITA (50%)	12/01/30	3.43%	44,574	—	44,574
West Acres (19%)	03/01/32	4.61%	12,813	—	12,813
Total Fixed Rate Debt for Unconsolidated Assets		4.91%	$2,851,958	$—	$2,851,958
Boulevard Shops (50%)	12/05/23	7.43%	$—	$11,485	$11,485
One Westside (25%) (f)	12/18/24	7.09%	—	80,979	80,979
Paradise Valley Residential (2.5%) (f)	02/03/28	7.90%		387	387
Total Floating Rate Debt for Unconsolidated Assets		7.14%	$—	$92,851	$92,851
Total Debt for Unconsolidated Assets		4.98%	$2,851,958	$92,851	$2,944,809
Total Debt		4.88%	$6,294,072	$551,781	$6,845,853
Percentage to Total			91.94%	8.06%	100.00%

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Outstanding Debt by Maturity Date

(a)The debt balances include the unamortized debt premiums/discounts and loan finance costs. Debt premiums/discounts represent the excess of the fair value of debt over the principal value of debt assumed in various acquisitions. Debt premiums/discounts and loan finance costs are amortized into interest expense over the remaining term of the related debt in a manner that approximates the effective interest method. The annual interest rate in the table represents the effective interest rate, including the debt premiums/discounts and loan finance costs.

(b) The Company has completed transition of the property to a receiver, but is still the owner of record.

(c)The property is owned by a consolidated joint venture. The loan amount represents the Company's pro rata share of 50.1%.

(d)The property is owned by a consolidated joint venture. The loan amount represents the Company's pro rata share of 84.9%.

(e)The property is owned by a consolidated joint venture. The loan amount represents the Company's pro rata share of 50.0%.

(f)The maturity date assumes that all available extension options are fully exercised and that the Company and/or its affiliates do not opt to refinance the debt prior to these dates.

(g)This loan requires an interest rate cap agreement to be in place at all times, which limits how high the prevailing floating loan rate index (i.e. SOFR) for the loan can rise. As of the date of this document, SOFR for this loan exceeded the strike interest rate within the required interest rate cap agreement and as a result, the loan is considered fixed rate debt.

(h) Effective May 9, 2023, the loan is in default. The Company's joint venture is in negotiations with the lender on the terms of this non-recourse loan.

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Development and Redevelopment Pipeline Forecast
(Dollars in millions)
As of June 30, 2023
In-Process Developments and Redevelopments:

Property	Project Type	Total Cost (a)(b) at 100%			Ownership %	Pro Rata Total Cost (a)(b)			Pro Rata Capitalized Costs Incurred-to-Date(b)	Expected Opening (a)	Stabilized Yield (a)(b)(c)
Santa Monica Place Santa Monica, CA	Redevelopment of former Bloomingdale's/Arclight spaces with Arte Museum, Club Studio, and other retail uses	$35	—	$40	100%	$35	—	$40	$2	2024	22% - 24%
Scottsdale Fashion Square Scottsdale, AZ	Redevelopment of two-level Nordstrom wing with luxury-focused retail and restaurant uses	80	—	90	50%	40	—	45	13	2024	13% - 15%
TOTAL		$115	—	$130		$75	—	$85	$15

(a)Much of this information is estimated and may change from time to time. See the Company's forward-looking disclosure in the Executive Summary for factors that may affect the information provided in this table.

(b)This excludes GAAP allocations of non-cash and indirect costs.

(c)Stabilized Yield is calculated based on stabilized income after development divided by project direct costs excluding GAAP allocations of non-cash and indirect costs.

The Macerich Company
Corporate Information
Stock Exchange Listing

New York Stock Exchange

Symbol: MAC

The following table shows high and low sales prices per share of common stock during each quarter in 2023, 2022 and 2021 and dividends per share of common stock declared and paid by quarter:

	Market Quotation per Share		Dividends
Quarter Ended:	High	Low	Declared and Paid
March 31, 2021	$25.99	$10.31	$0.15
June 30, 2021	$18.88	$11.67	$0.15
September 30, 2021	$18.79	$14.85	$0.15
December 31, 2021	$22.88	$15.49	$0.15
March 31, 2022	$19.18	$13.93	$0.15
June 30, 2022	$15.77	$8.42	$0.15
September 30, 2022	$11.72	$7.40	$0.15
December 31, 2022	$13.53	$7.83	$0.17
March 31, 2023	$14.51	$8.77	$0.17
June 30, 2023	$11.58	$9.05	$0.17

Dividend Reinvestment Plan

Stockholders may automatically reinvest their dividends in additional common stock of the Company through the Direct Investment Program, which also provides for purchase by voluntary cash contributions. For additional information, please contact Computershare Trust Company, N.A. at 877-373-6374.

Corporate Headquarters	Transfer Agent
The Macerich Company	Computershare
401 Wilshire Boulevard, Suite 700	P.O. Box 43078
Santa Monica, California 90401	Providence, RI 02940-3078
310-394-6000	877-373-6374
www.macerich.com	1-781-575-2879 International calls
www.computershare.com

Macerich Website

For an electronic version of our annual report, our SEC filings and documents relating to Corporate Governance, please visit www.macerich.com.

Investor Relations

Samantha Greening
Director, Investor Relations
Phone: 603-953-6203
samantha.greening@macerich.com